Exhibit 99.77(q)(1)

ITEM 77Q-1 - Exhibits

(a)(1)	Amendment No. 27 to the Trust Instrument of Voya Variable Insurance Trust (establishment and designation of VY® Goldman Sachs Bond Portfolio) – Filed herein.
(e)(1)	Amended and Restated Investment Management Agreement dated February 9, 2015, as amended and restated May 1, 2015 between Voya Investments, LLC and Voya Variable Insurance Trust – Filed herein.